Exhibit 10.60
          AMENDMENT NO. 1, with an effective date of April 1, 2006 (this “Amendment No. 1”), to the EMPLOYMENT AGREEMENT (the “Agreement”) dated April 6, 2005 between CIAO GmbH, a German Company (“Company”), and MAXIMILIAN CARTELLIERI (“Executive”).
RECITALS
               The Company and Executive have agreed to amend the Agreement to provide for the Executive’s conversion from a full time employee to a part-time employee.
               NOW, THEREFORE, the parties hereto hereby agree as follows:
Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms shall be accorded the definitions assigned to them in the Agreement.
Section 2. Section 1.1 of the Agreement shall be amended as follows:
“Within Ciao GmbH, the Executive shall be responsible for the Central Services business unit, comprising Technology, Finance & Administration”
shall be replaced by:
“Within Ciao GmbH, the Executive shall be responsible for the Comparison Shopping Business Unit.”
Section 3. Section 2.1 of the Agreement shall be replaced in its entirety by the following:
This Agreement comes into effect as of April 1, 2006. It shall continue for an indefinite period of time and shall be subject to termination upon three (3) months notice as of the end of a calendar month, which can however only be exercised for the first time at the end of the sixth month of this Agreement (i.e. such that the Agreement remains in force at least until December 31, 2006).
Section 4. Section 3 of the Agreement shall be amended to provide for an annual Base Salary and bonus potential to be governed by the 2006 Executive Compensation and Bonus Plan as adopted by the Compensation Committee of Greenfield Online, Inc., and as shown on Schedule A.
Section 5. Section 5.1 of the Agreement shall be amended to provide for 0 days of vacation.
Section 6. Section 7 of the Agreement shall be replaced in its entirety by the following
7.1 The Executive shall devote no less than 16 hours per week (which shall be no less than 2 full days), to the interests of the Company. Executive’s services shall be rendered at the Company’s Munich, Germany office, or, on a limited basis, the London, UK office and shall be rendered on mutually agreeable days. Executive agrees that he will not work full time for another employer.
Section 8. No Other Amendments. Except as expressly set forth herein, the Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed (i) to be a waiver, amendment, modification or other change of any term, condition or provision of the Agreement (or a consent to any such waiver, amendment, modification or other change), or (ii) to entitle the Executive to a waiver, amendment, modification or other change of any term, condition or provision of the Agreement (or a consent to any such waiver, amendment, modification or other change), or to a consent, in the future in similar or different circumstances.
Section 9. Further Assurances. The parties hereto agree to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the other party may at any time reasonably request in connection with the administration and enforcement of this Amendment No. 1.
Section 10. Notices. All notices, demands and requests of any kind to be delivered to any party hereto in connection with this Amendment No. 1 shall be delivered in accordance with the notice provisions contained in the Agreement.
Section 11. Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment No. 1.
Section 12. Counterparts. This Amendment No. 1 may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered effective as stated above.
CIAO GmbH

By:	/s/ Gunnar Piening

Gunnar Piening, Managing Director

/s/ Maximilian Cartellieri

Maximilian Cartellieri

Munich, 3rd March 2006